Exhibit 99.3

CONFIDENTIAL October 2024 Crescent Biopharma Confidential Overview

2 Disclaimer CONFIDENTIAL This presentation is strictly confidential and being made to you solely as a prospective investor in the proposed offering (the “Offering”) of common stock, par value $ 0 . 001 per share, or, in lieu thereof, pre - funded warrants (together, the “Securities”) of GlycoMimetics , Inc . (the “we,” “us,” “our” or the “Company”) in connection with the transactions contemplated by the agreement and plan of merger and reorganization to be entered into by the Company and Crescent Biopharma, Inc . , a Delaware corporation, among others (the “Merger Agreement”) . The Securities have not been and will not be registered under the U . S . Securities Act of 1933 (as amended, the “Securities Act”) or any state securities laws or the laws of any foreign jurisdiction . The Securities are being offered only to persons in reliance upon the exemption from securities registration for transactions not involving any public offering afforded by Section 4 (a)(2) of the Securities Act . The Securities have not been approved or disapproved by the United States Securities and Exchange Commission, or any other securities regulating body or agency, nor has any such authority, commission, or body passed on the accuracy or adequacy of this presentation . Any representation to the contrary is a criminal offense . By accepting this presentation, you will be deemed to represent that you are a sophisticated institutional investor, have the capacity to protect your own interests in connection with the Offering, and have sufficient knowledge and experience in investing in investments similar to the Securities to properly evaluate the merits and risks of the investment in the Securities . This presentation is meant only for the intended recipient based on its representations regarding such qualifications . This presentation is for informational purposes only and only a summary of certain information related to the Company . It does not purport to be complete and does not contain all information that an investor may need to consider in making an investment decision . You may not take away, reproduce, or distribute this presentation, in whole or in part, and you may not disclose any of the contents of this presentation to any other person . Acceptance of this presentation constitutes an agreement to be bound by the terms set forth herein . The information contained herein does not constitute investment, legal, accounting, regulatory, taxation or other advice, and the information does not take into account your investment objectives or legal, accounting, regulatory, taxation or financial situation or particular needs . Investors must conduct their own investigation of the investment opportunity and evaluate the risks of acquiring the Securities based solely upon such investor’s independent examination and judgment as to the prospects of the Company as determined from information in the possession of such investor or obtained by such investor from the Company, including the merits and risks involved . Statements in this presentation are made as of the date hereof unless stated otherwise herein, and neither the delivery of this presentation at any time, nor any sale of Securities, shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to such date . The Company is under no obligation to update or keep current the information contained in this document . No representation or warranty, express or implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information or opinions contained herein, and any reliance you place on them will be at your sole risk . The Company, its affiliates and advisors do not accept any liability whatsoever for any loss howsoever arising, directly or indirectly, from the use of this document or its contents, or otherwise arising in connection with the Offering . Forward - Looking Statements Certain statements contained in this presentation that are not descriptions of historical facts are “forward - looking statements . ” When we use words such as “potentially,” “could,” “will,” “projected,” “possible,” “expect,” “illustrative,” “estimated” or similar expressions that do not relate solely to historical matters, we are making forward - looking statements . Forward - looking statements are not guarantees of future performance and involve risks and uncertainties that may cause our actual results to differ materially from our expectations discussed in the forward - looking statements . This may be a result of various factors, including, but not limited to : our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding : the Offering and the transactions contemplated by the Merger Agreement, and the expected effects, perceived benefits or opportunities and related timing with respect thereto, expectations regarding or plans for discovery, preclinical studies, clinical trials and research and development programs and therapies ; expectations regarding the use of proceeds and the time period over which our capital resources will be sufficient to fund our anticipated operations ; and statements regarding the market and potential opportunities for solid tumor treatments and therapies . All forward - looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement . You are cautioned not to place undue reliance on any forward - looking statements . Except as otherwise required by applicable law, we disclaim any duty to update any forward - looking statements, all of which are expressly qualified by this cautionary statement, to reflect events or circumstances after the date of this presentation . Industry and Market Data Market and industry data and forecasts used in this presentation have been obtained from independent industry sources as well as from research reports prepared for other purposes . Although we believe these third - party sources to be reliable, we have not independently verified the data obtained from these sources and we cannot assure you of the accuracy or completeness of the data . Forecasts and other forward - looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward - looking statements in this presentation . Statements as to our market and competitive position data are based on market data currently available to us, as well as management’s internal analyses and assumptions regarding the Company, which involve certain assumptions and estimates . These internal analyses have not been verified by any independent sources and there can be no assurance that the assumptions or estimates are accurate . While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors . As a result, we cannot guarantee the accuracy or completeness of such information contained in this presentation .

# Crescent Biopharma aims to advance the next wave of innovation in cancer therapy

Crescent's pipeline consists of **potentially best-in-class therapies for the treatment of solid tumors**.

- Crescent is the **fifth company** launched with assets **discovered and in-development in-house** by Paragon Therapeutics, a leading biotech incubator founded by Fairmount Funds in 2021.
  - Prior companies founded with Paragon assets have **collectively raised >$2B and generated significant value**.

| Program | MoA | Stage | | | Potential Indications |
|---|---|---|---|---|---|
| | | Discovery | IND-enabling | Clinical | |
| CR-001[1] | **PD-1 x VEGF** *(same cooperative MoA as ivonescimab)* | → | → | YE25 / 1Q26 | NSCLC, other solid tumors |
| CR-002 | **Undisclosed #1** *(ADC, Topol payload)* | → | | Mid-26 | Solid tumors |
| CR-003 | **Undisclosed #2** *(ADC, Topol payload)* | → | | | Solid tumors |

Notes: 1 Anticipated expiration for filed provisional patent is 2045+

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# Crescent is advancing three highly impactful oncology programs with best-in-class potential

## CR-001

*PD-1 x VEGF cooperative tetravalent bsAb;*
***same MoA as ivonescimab***



Anti-VEGF
Anti-PD-1
scFvs

- Designed to **reproduce ivonescimab's established pharmacology**.
- **Pipeline in a program opportunity** across solid tumor indications, with potential to **move to frontline use in the $50B+** PD-(L)1 immunotherapy market.
- **IND expected YE25 / 1Q26**.

## CR-002 & CR-003

*ADCs with topoisomerase inhibitor payloads;*
***potentially best-in-class***



- Two unique, undisclosed targets with **significant potential across solid tumors** as single agents.
- Each has potential to **synergize with CR-001** in combination studies, further driving clinical efficacy.
- Both utilize the **best-in-modality cytotoxic payload**: topoisomerase inhibitor.
- **CR-002 IND expected mid-26**.

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5 PD - (L)1 - targeted therapies, annualizing $50B+, have transformed oncology – with Keytruda now the best - selling drug in the world CONFIDENTIAL Notes: 1. 5 - year follow up demonstrated mOS of 22.0 vs 10.6 months. NSQ: Non - squamous. NSCLC: Non - small cell lung cancer. mOS : median overall survival. Sources: 2018 Gandhi (NEJM); 2023 Garassino (J Clin Oncol); GlobalData ; FactSet; Pembrolizumab FDA Label  PD - (L)1 inhibitors have significantly prolonged survival ,  shifting 1L treatment to immunotherapy  PD - (L)1 - targeted therapies are one of the largest drug classes ,  with Keytruda (pembrolizumab) the dominant player 21 25 29 9 10 11 4 5 4 4 4 0 10 20 30 40 50 $ 60 B anti - PD - (L)1 global sales 3 2022 2023 2024E $ 38 B $ 45 B $ 51 B +33% Keytruda Opdivo Imfinzi Tecentriq Libtayo Bavencio Jemperli • For example, in 1L NSQ NSCLC, addition of pembrolizumab to chemo significantly improved mOS ( NR vs 11.3 months 1 with a HR of 0.49 ). Keytruda alone is approved in 20+ oncology indications with expected revenue of ~$30B in 2024 . Pembrolizumab + chemotherapy Chemotherapy 0 3 6 9 12 15 18 24 100 90 80 70 60 50 40 30 20 10 0 Hazard ratio for death, 0.49 (P<0.001) Patients who survived (%) Months

6 Ivonescimab, a cooperative PD - 1 x VEGF bispecific, doubled progression - free survival vs. Keytruda in a P3 NSCLC trial CONFIDENTIAL Notes: HR: hazard ratio. PFS: progression - free survival. AE: adverse event. NSQ: Non - squamous SQ: Squamous. Akeso has licensed ivonescimab to Summit in North America, South America, Europe, Africa, Middle East, and Japan. Akeso maintains rights in Asia (ex - Japan / Middle East) and in Oceania. Sources: 2024 Zhou (WCLC Presentation on HARMONi - 2); Summit Therapeutics; 2018 Paz - Area (NEJM); 2019 Mok (Lancet); 2022 De Castr o Jr (J Clin Oncol); Avastin Label • Broader efficacy : Ivonescimab demonstrates benefit in patients where anti - PD - (L)1 efficacy has historically been modest (e.g., squamous, PD - (L)1 low ). • Promising safety : Ivonescimab had lower AEs than expected versus anti - VEGF monotherapy. This suggests a differentiated profile driven by cooperativity - driven tissue targeting.  Ivonescimab is the first drug to demonstrate superiority  in PFS over pembrolizumab in a randomized Phase 3  Ivonescimab’s novel MoA  raises the bar on efficacy and safety Squamous Non - squamous PD - L1 high ( TPS ≥50% ) PD - L1 low ( TPS 1 - 49% ) 0.48 0.54 0.46 0.54 HR 1 2 Time (months) Progression - free survival (%) 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 0 10 20 30 40 50 60 70 80 90 100 Ivonescimab Pembrolizumab 9 - mo: 40% 9 - mo: 56% Median follow - up: 8.67 mos Pembrolizumab Ivonescimab 5.82 11.14 mPFS , mos 0.51 PFS HR 38.5 50.0 ORR, % Dual blockade of PD - 1 and VEGF through a cooperative bispecific antibody has led to unprecedented clinical results , demonstrating superiority to pembrolizumab… and a $15B+ market cap for ivo’s ex - China sponsor, Summit Therapeutics .

7 CONFIDENTIAL CR - 001 Cooperative, tetravalent PD - 1 x VEGF bispecific antibody

# Ivonescimab's novel, cooperative MoA hypothesized to drive enhanced anti-tumor activity while maintaining tolerability

**A** VEGF drives **tumor angiogenesis** and PD-L1 expression **suppresses T cells**



**B** Ivo's **cooperative binding** blocks PD-1 / PD-L1 interactions and inhibits VEGF




T cell
Tumor cell
VEGF dimer
PD-1
PD-L1
Ivonescimab

✓**Cooperativity**: VEGF binding to ivonescimab **increases affinity to PD-1** and *vice versa*, enhancing **both T-cell activation and VEGF-signaling blockade**. This helps explain the **cross-trial outperformance** of ivonescimab vs. an anti-PD-L1 + anti-VEGF combination.


PD-1 binding increases VEGF affinity by ~4x
VEGF binding increases PD-1 affinity by ~18x

✓**Tumor targeting**:PD-1 arm concentrates VEGF inhibition in the TME, **potentially sparing healthy tissue** and reducing AEs.

Dual blockade of PD-1 and VEGF through a **novel tetravalent bispecific format with cooperative binding effects** has led to **unprecedented clinical results** in third party trials.

Notes: AE: adverse event. TME: Tumor microenvironment
Sources: 2023 Zhong (SITC Poster); Summit Therapeutics

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# CR-001 is a highly potent PD-1 x VEGF bsAb designed to recapitulate ivonescimab's cooperative pharmacology

**Same design as ivonescimab**

- Pairs anti-VEGF IgG & anti-PD-1 scFvs
- **Avoids risk of alternative, clinically unprecedented constructs** (e.g., VEGF trap, anti-PD-L1 IgG, ADCC)

**Highly potent & stable scFvs**

- Designed to be the **best possible** anti-PD-1 **epitope / binding domain**
- Anti-PD-1s have **historically outperformed** anti-PD-L1s in meta-analyses of solid tumor studies
- Contains **proprietary engineering** to **enable functional and stable scFvs**



**Potential for reduced AEs**

- Cooperative binding **increases anti-VEGF activity in TME**, reducing AE risks in healthy tissue
- Identical VEGF potency to **preserve safety**

**Effector-null human IgG Fc**

- **Equivalent to ivonescimab**
- ADCC carries additional AE risk

**Designed to match ivonescimab PK**

- Native FcRn binding to **match distribution and elimination** of ivonescimab

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10 CR - 001 replicates ivonescimab’s cooperative effect, with greater binding to and inhibition of PD - 1 signaling in presence of VEGF CONFIDENTIAL Notes: Ivonescimab generated internally based on published sequence. PD - 1 / PD - L1 signaling inhibition measured in RLU (relative light units), a measure of luminescence that increases with greater inhibition. PD - 1 binding measured in MFI (mean fluorescence intensity), a measure of fluorescence that in creases with binding and is measured via FACS. Sources: Internal data  CR - 001 lead, like ivonescimab, is more potent in  an NFAT reporter assay in the presence of VEGF …  … and also increases PD - 1 binding on  PD - 1+ Jurkat cells in the presence of VEGF . CR - 001 lead demonstrates same cooperative effect as ivonescimab across multiple assays.

# Replicating ivonescimab's tetravalent format and cooperativity, with stable scFvs, requires complex protein engineering

Standard mAbs can be improved with **established protein engineering approaches**…

**CDRs improved** via diversification and/or affinity maturation to maximize potency



Fc engineering tunes **ADCC, CDC, half-life,** etc.

… but **ensuring cooperative effect, stability, and developability** of tetravalent PD-(L)1 x VEGF bispecific antibody is more difficult

scFv format can **require significant engineering** to ensure stability

**CR-001 has novel composition of matter** IP related to proprietary, stabilized scFvs



IgG format bound to VEGF dimer **required to daisy chain**; different **potency may alter chaining** kinetics and VEGF trap geometry does not work

**Fc silencing** helps reduce risk of AEs

Leading anti-PD-1s **are unstable and aggregate** in scFv format, potentially hampering developability

Ivonescimab's **unique structure and geometry** – and resulting **cooperative function** – is **challenging to replicate**; **alternative constructs risk not reproducing** ivonescimab's superior **efficacy and safety** in clinical practice.

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# CR-001 has potential to transform SoC across a multitude of oncology indications, with numerous first-in-class opportunities

- Anti-VEGF approvals
- Anti-PD-(L)1 approvals
- Anti-VEGF and anti-PD(L)-1 approvals
- Ongoing / announced global study from Summit or BioNTech

**SOFT TISSUE**
- Alveolar soft part sarcoma
- Soft tissue sarcoma

**HEMATOLOGICAL**
- Classical Hodgkin lymphoma
- Primary mediastinal large B-cell lymphoma (PMBCL)

**REPRODUCTIVE**
- Cervical
- Endometrial
- Fallopian tube
- Ovarian (epithelial)
- Triple negative breast cancer (TNBC)
- Urothelial

**BRAIN**
- Glioblastoma

**HEAD & NECK**
- Head & neck squamous cell carcinoma (HNSCC)
- Nasopharyngeal
- Thyroid

**LIVER & BILIARY**
- Biliary tract
- Hepatocellular carcinoma (HCC)

**KIDNEY**
- Renal cell carcinoma (RCC)

**CHEST/THORACIC**
- Esophageal
- EGFRm non-small cell lung cancer (NSCLC)
- Non-squamous NSCLC
- Squamous NSCLC
- Small cell lung cancer (SCLC)
- Pleural mesothelioma

**GASTROINTESTINAL**
- Colorectal (all comers)
- Colorectal (MSI-H / dMMR)
- Gastric / Gastroesophageal junction (GEJ)
- Primary peritoneal

**TISSUE-AGNOSTIC**
- High microsatellite instability (MSI-H) / deficient DNA mismatch repair (dMMR)
- High tumor mutational burden (TMB-H)

**SKIN**
- Basal cell carcinoma
- Cutaneous squamous cell carcinoma
- Melanoma
- Merkel cell carcinoma

CRESCENT BIOPHARMA

Notes: EGFRm = mutant epidermal growth factor receptor.
Sources: Keytruda Label; Opdivo Label; Tecentriq Label; Imfinzi Label; Libtayo Label; Bavencio Label; Jemperli Label; Loqtorzi Label; Zynyz Label; Avastin Label; Cyramza Label; Lenvima Label; Votrient Label

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13 Development programs across key late - stage competitors include numerous P3s with PFS & OS readouts, paving the way for CR - 001 CONFIDENTIAL *Summit has announced P3 in 1L PD - L1+ NSCLC, monotherapy vs. pembro , but has not released trial details. Akeso has announced P3 in 1L pancreatic ductal adenocarcinoma (PDAC), combined with chemo, but has not released trial details. Notes: List of trials is not exhaustive. All confirmed trials have b een initiated prior to 2025. NSCLC = non - small cell lung cancer; TNBC = triple negative breast cancer; SCLC = small cell lung cancer; HNSCC = head & neck squamous cell carcinoma. PFS and OS rea douts estimated based on PEP (primary endpoints) and completion dates listed on ClinicalTrials.gov. Sources: ClinicalTrials.gov; Company websites; Company presenta tio ns 2025 2026 2027 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 PFS complete; OS expected in 2025 OS expected in 2025 Active and contemplated global & Chinese / Australian Phase 3s – across tumor types, lines of therapy, and combinations – will help guide clinical development for CR - 001 . Phase Combo Population Indication 3 Chemo 2L EGFRm+ mNSCLC 3 Chemo 1L squamous 3 None 1L PD - L1+* Additional global Phase 3s planned 3 None 1L PD - L1+ mNSCLC 3 Chemo 1L squamous 3 anti - CD47 1L PD - L1+ r/m HNSCC 3 Chemo 1L Biliary tract 3 Chemo 1L* PDAC Multiple global / Chinese Phase 2/3s and Phase 3s planned ; lead indications include SCLC, TNBC, and NSCLC Ivonescimab Global studies Ivonescimab China / Australia studies BNT327 Global studies vs. PD - (L)1 comparator PEP: PFS PEP: OS PEP: PFS & OS Est. P1 interim data for CR - 001

14 Parallel clinical development paths offer potential for both first - in - class and lower risk opportunities for CR - 001 CONFIDENTIAL Focus on potential first - in - class opportunities and with potentially rapid path to market (i.e., efficient development strategy, anticipated likelihood of PFS and OS success ) • Numerous indications with clinically meaningful anti - PD - (L)1 +/ - VEGF efficacy and potential to combine with chemo / orthogonal MoAs . Plan to rapidly follow ivonescimab in indications where clinical validation vs. anti - PD - (L)1 is highly differentiating • High conviction that CR - 001 can replicate ivonescimab’s efficacy given similar construct and equivalent MoA . NSCLC TNBC TBD Based on ongoing Phase 3 trials POTENTIAL INDICATIONS CR - 001 1 2

# CR-001 Phase 1 data offer potential for early de-risking – a rarity for a solid tumor oncology program

ILLUSTRATIVE


CR-001
IND
YE25 / 1Q26
Phase 1
(solid tumor all-comers)
PoC
Interim 2H26
Phase 3s (validated indications)
Phase 2/3s (first-in-class opportunities)
• Key derisking preliminary data:
✓ PK
✓ Safety
✓ Efficacy (e.g., ORR)
• Higher confidence to fund and accelerate CR-001 into P3s after P1 interim data, given replication of ivonescimab's cooperative pharmacology

Phase 1 interim proof-of-concept data are a potentially **significant value-generating event** for CR-001.

- Preliminary data from early Phase 1 cohorts **provides substantial validation of program** because CR-001 **structural design and preclinical data are similar to ivonescimab.**
- Early Phase 1 data, as single agent and in combination with SoC, rapidly enables late-stage development **in multiple solid tumor types, unlocking broad first-in-class and fast-follower opportunities**.
- CR-001 is **markedly differentiated** from novel **constructs, which may require significantly more patients' worth of safety and efficacy data** in tumor-specific expansion cohorts and/or Phase 2s to establish conviction before initiating Phase 3s.

High conviction in CR-001's clinical profile can be **reached in ~9-12 months**, offering potential for significant **early value inflection**.

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# CR-001 preclinical data reproduces ivonescimab's breakthrough pharmacology and is rapidly advancing to generate significant value

### Unprecedented third-party data validates PD-1 x VEGF cooperativity

*Ivonescimab significantly **improved PFS versus pembrolizumab** in Phase 3 in 1L NSCLC – the first therapy to do so head-to-head*

### Transformative MoA for $50B+ market

*Poised to **transform** NSCLC **standard of care**, with broad application across $50B+ anti-PD-(L)1 market*

### CR-001's proprietary engineering is designed to replicate ivonescimab

*CR-001 is a highly potent PD-1 x VEGF bsAb **reproducing cooperative binding** qualities critical to ivonescimab*

### Built by the proven Paragon team

***Paragon** has a demonstrated **track record** discovering and developing **best-in-class molecules***

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17 CONFIDENTIAL CR - 002 & CR - 003 Topoisomerase inhibitor ADCs against validated targets

18 ADCs with topoisomerase inhibitor payloads have demonstrated best - in - modality efficacy and safety Notes: NSCLC = non - small cell lung cancer; GEJ = gastroesophageal junction; A = approved; R = in registration. PN rates are weig hted averages, by number of patients, across indications / trials and include PN, PSN, PMN, and PSMN when separately measured; full list of trials and references availabl e o n request. Disitamab vedotin is approved in China and in Phase 3 development globally. Sources: Enhertu Label; 2024 Smit (Lancet Onc ); Kadcyla Label; 2019 Peters (Clin Cancer Res); 2017 Thuss - Patience (Lancet Onc ); 2024 Oaknin (ESMO Pres); 2024 Ahn (JCO); 2018 King (Invest New Drugs) CROSS - TRIAL COMPARISONS  TopoI payload - based ADCs have demonstrated superior ORR vs. microtubule inhibitor - based ADCs in cross - trial comparisons…  … and have shown much lower rates of peripheral neuropathy , a critical AE that can drive dose reductions & discontinuations CR - 002 and CR - 003 utilize the best - in - ADC payload in their potentially best - in - class profiles . 0 20 40 60 80 100 ORR (%) 83% 44% 54% 20% 41% 21% 49% 0% 26% 0% Topoisomerase inhibitor payload Microtubule inhibitor payload Only difference in HER2 ADCs is payload – both use trastuzumab 0 20 40 60 PN (all grades, %) 13% 2% 0% 0% 0% 41% 40% 27% 16% 48% Indication Target Breast HER2 ( Enhertu vs. Kadcyla ) NSCLC Gastric / GEJ Ovarian TROP2 ( Dato - DXd vs. PF - 06664178 ) NSCLC Phase Molecule Target A Enhertu HER2 TopoI payload R Dato - DXd TROP2 R Patritumab - DXd HER3 3 Ifinatamab - DXd B7 - H3 2 Raludotatug - DXd CDH6 A Adcetris CD30 MT payload A Padcev Nectin - 4 A Tivdak TF A Kadcyla HER2 3 Disitamab vedotin HER2 CONFIDENTIAL

19 CONFIDENTIAL Corporate

20 CONFIDENTIAL Evan Thompson COO Neta Batscha SVP, Strategy & Operations Mike Meehl SVP, Biologics Research Hussam Shaheen Head of Research Jason Oh SVP, Biology Shawn Russell SVP, CMC Jonathan Violin Interim CEO Damon Banks Head of Legal Keri Lantz Head of Finance Peter Harwin Board of Directors Chris Doughty CBO Leadership with deep experience building leading biotechnology companies Partnership with Paragon Therapeutics provides proven expertise in antibody engineering and development

# Financing expected to fund Crescent programs through key anticipated value-generating catalysts

| | 2025 | | 2026 |
|---|---|---|---|
| **CR-001** *(cooperative PD-1 x VEGF bsAb)* | | YE25 / 1Q26: IND | 2H: Initial clinical data |
| **CR-002** *(undisclosed, ADC #1 with TopoI payload)* | 2H: DC | | Mid-year: IND |
| **CR-003** *(undisclosed, ADC #2 with TopoI payload)* | | | 1H: DC |
| **Key external events** | 1H: BNT327 P2/3 EGFRm NSQ mNSCLC interim (China)<br>1H: Ivo P3 1L SQ mNSCLC interim (China)<br>2H: BNT327 P2/3 1L ES-SCLC interim (China)<br>2H: Ivo P3 HARMONi-2 1L mNSCLC OS data (China)<br>2H: Ivo P3 HARMONi EGFRm NSQ mNSCLC interim (global)<br>2H: Ivo P3 HARMONi-A EGFRm NSQ mNSCLC completion (China) | | *Multiple P3 trials ongoing or planned (e.g., SCLC, TNBC, NSCLC), with numerous PFS & OS readouts expected in 2026 and beyond* |

Notes: mNSCLC = metastatic non-small cell lung cancer; TNBC = triple negative breast cancer; SCLC = small cell lung cancer; ES = extensive stage. NSQ = non-squamous; SQ = squamous; EGFRm = mutant EGFR.
Sources: ClinicalTrials.gov; Company websites

CRESCENT BIOPHARMA 21

22 Estimated capitalization following close of transactions CONFIDENTIAL Estimated total shares of common stock of the combined company post - closing 2,081,292,577 Shares on an as - converted basis 64,532,953 • Shares of common stock outstanding GlycoMimetics • Shares of common stock outstanding 105,137,814 Crescent Biopharma • Series A shares 298,298,000 Pre - closing financing 1,339,680,730 • Shares of common stock • Pre - funded warrants 273,643,080 Expecte d ownership of the combined company 3.1% 96.9%

CONFIDENTIAL Thank you